UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  February 5, 2014

CVS CAREMARK CORPORATION
(Exact Name of Registrant
as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 5, 2014, CVS Caremark Corporation (the "Company") announced that it will stop selling cigarettes and other tobacco products at its more than 7,600 CVS/pharmacy stores across the U.S. by October 1, 2014. The decision to exit the tobacco category does not affect the Company’s 2014 segment operating profit guidance, 2014 earnings per share guidance, or the Company’s five-year financial projections provided at its December 18, 2013 Analyst Day. The Company estimates that it will lose approximately $2 billion in revenues on an annual basis from the tobacco shopper, equating to approximately 17 cents per share. Given the anticipated timing for implementation of this change, the impact to 2014 earnings per share is expected to be in the range of 6 to 9 cents per share. The Company has identified incremental opportunities that are expected to offset the profitability impact. This decision more closely aligns the Company with its patients, clients and health care providers to improve health outcomes while controlling costs and positions the Company for continued growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ David M. Denton
David M. Denton Executive Vice President and Chief Financial Officer
Dated: February 5, 2014